JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

GLOSSARY OF TERMS
The following abbreviations and acronyms are used in these financial statements to identify Jersey Central Power & Light Company and its current and former subsidiaries and affiliated companies:

ATSI	American Transmission Systems, Incorporated, formerly a direct subsidiary of FE that became a subsidiary of FET in April 2012, which owns and operates transmission facilities.
CEI	The Cleveland Electric Illuminating Company, an Ohio electric utility operating subsidiary
FE	FirstEnergy Corp., a public utility holding company
FET	FirstEnergy Transmission, LLC, formerly known as Allegheny Energy Transmission, LLC which is the parent of ATSI, TrAIL and MAIT, and has a joint venture in PATH.
FirstEnergy	FirstEnergy Corp., together with its consolidated subsidiaries
JCP&L	Jersey Central Power & Light Company, a New Jersey electric utility operating subsidiary
MAIT	Mid-Atlantic Interstate Transmission, LLC, a subsidiary of FET, formed to own and operate transmission facilities
ME	Metropolitan Edison Company, a Pennsylvania electric utility operating subsidiary
MP	Monongahela Power Company, a West Virginia electric utility operating subsidiary
OE	Ohio Edison Company, an Ohio electric utility operating subsidiary
PATH	Potomac-Appalachian Transmission Highline, LLC, a joint venture between FE and a subsidiary of AEP
PE	The Potomac Edison Company, a Maryland and West Virginia electric utility operating subsidiary
Penn	Pennsylvania Power Company, a Pennsylvania electric utility operating subsidiary of OE
PN	Pennsylvania Electric Company, a Pennsylvania electric utility operating subsidiary
TE	The Toledo Edison Company, an Ohio electric utility operating subsidiary
TrAIL	Trans-Allegheny Interstate Line Company, a subsidiary of FET, which owns and operates transmission facilities
Utilities	OE, CEI, TE, Penn, JCP&L, ME, PN, MP, PE and WP
WP	West Penn Power Company, a Pennsylvania electric utility operating subsidiary

The following abbreviations and acronyms are used to identify frequently used terms in these financial statements:
AEP	American Electric Power Company, Inc.
AFS	Available-for-sale
AFUDC	Allowance for Funds Used During Construction
AOCI	Accumulated Other Comprehensive Income
BGS	Basic Generation Service
CAA	Clean Air Act
CERCLA	Comprehensive Environmental Response, Compensation, and Liability Act of 1980
CTA	Consolidated Tax Adjustments
EDC	Electric Distribution Company
EGS	Electric Generation Supplier
EPA	United States Environmental Protection Agency
ERO	Electric Reliability Organization
FASB	Financial Accounting Standards Board
FERC	Federal Energy Regulatory Commission
FPA	Federal Power Act
GAAP	Accounting Principles Generally Accepted in the United States of America
ICE	IntercontinentalExchange, Inc.
IRS	Internal Revenue Service
kV	Kilovolt
MISO	Midcontinent Independent System Operator, Inc.
MLP	Master Limited Partnership
MWH	Megawatt-hour
NDT	Nuclear Decommissioning Trust
NERC	North American Electric Reliability Corporation
NJBPU	New Jersey Board of Public Utilities
NOV	Notice of Violation
NSR	New Source Review
NUG	Non-Utility Generation
NYISO	New York Independent System Operator
OPEB	Other Post-Employment Benefits
OTTI	Other Than Temporary Impairments
PJM	PJM Interconnection LLC
PJM Region	The aggregate of the zones within P.J.M.
PJM Tariff	PJM Open Access Transmission Tariff
PPUC	Pennsylvania Public Utility Commission

PURPA	Public Utility Regulatory Policies Act of 1978
RFC	ReliabilityFirst Corporation
RTEP	Regional Transmission Expansion Plan
SBC	Societal Benefits Charge
SEC	United States Securities and Exchange Commission
SERTP	Southeastern Regional Transmission Planning
Seventh Circuit	United States Court of Appeals for the Seventh Circuit
TEFA	Transitional Energy Facility Assessment
U.S. Court of Appeals for the D.C. Circuit	United States Court of Appeals for the District of Columbia Circuit
VIE	Variable Interest Entity

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2015	2014	2015	2014
STATEMENTS OF INCOME

REVENUES
Electric sales	$425	$428	$884	$941

OPERATING EXPENSES:
Purchased power	210	216	456	511
Other operating expenses	81	81	173	171
Provision for depreciation	29	30	61	60
Amortization of regulatory assets, net	33	11	48	23
General taxes	4	6	9	12
Total operating expenses	357	344	747	777

OPERATING INCOME	68	84	137	164

OTHER INCOME (EXPENSE):
Miscellaneous income	1	1	2	2
Interest expense	(36)	(36)	(70)	(72)
Capitalized financing costs	—	1	2	1
Total other expense	(35)	(34)	(66)	(69)

INCOME BEFORE INCOME TAXES	33	50	71	95

INCOME TAXES	13	20	28	38

NET INCOME	$20	$30	$43	$57

STATEMENTS OF COMPREHENSIVE INCOME

NET INCOME	$20	$30	$43	$57

OTHER COMPREHENSIVE LOSS:
Pension and OPEB prior service costs	(3)	(4)	(5)	(9)
Other comprehensive loss	(3)	(4)	(5)	(9)
Income tax benefits on other comprehensive loss	(1)	(1)	(2)	(3)
Other comprehensive loss, net of tax	(2)	(3)	(3)	(6)

COMPREHENSIVE INCOME	$18	$27	$40	$51

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except share amounts)	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Receivables-
Customers, net of allowance for uncollectible accounts of $5 in 2015 and 2014	$238	$222
Affiliated companies	21	7
Other, net of allowance for uncollectible accounts	19	27
Prepaid taxes	74	26
Accumulated deferred income taxes	23	17
Other	22	24
	397	323
UTILITY PLANT:
In service	5,878	5,753
Less — Accumulated provision for depreciation	1,918	1,863
	3,960	3,890
Construction work in progress	178	173
	4,138	4,063
OTHER PROPERTY AND INVESTMENTS:
Nuclear fuel disposal trust	240	239
Nuclear plant decommissioning trusts	209	212
Other	2	2
	451	453
DEFERRED CHARGES AND OTHER ASSETS:
Goodwill	1,811	1,811
Regulatory assets	452	488
Other	27	29
	2,290	2,328
	$7,276	$7,167
LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES:
Currently payable long-term debt	$342	$41
Short-term borrowings-
Affiliated companies	82	233
Other	325	—
Accounts payable-
Affiliated companies	2	6
Other	128	122
Accrued interest	23	23
Other	83	95
	985	520
CAPITALIZATION:
Common stockholder's equity-
Common stock, $10 par value, authorized 16,000,000 shares - 13,628,447 shares outstanding	136	136
Other paid-in capital	2,018	2,016
Accumulated other comprehensive income	1	4
Retained earnings	300	257
Total common stockholder's equity	2,455	2,413
Long-term debt and other long-term obligations	1,801	2,121
	4,256	4,534
NONCURRENT LIABILITIES:
Accumulated deferred income taxes	1,063	1,081
Nuclear fuel disposal costs	197	197
Retirement benefits	316	380
Asset retirement obligation	106	103
Other	353	352
	2,035	2,113
	$7,276	$7,167

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(In millions)	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$43	$57
Adjustments to reconcile net income to net cash from operating activities-
Provision for depreciation	61	60
Asset removal costs charged to income	8	3
Amortization of regulatory assets, net	48	23
Deferred purchased power and other costs	(10)	(7)
Deferred income taxes and investment tax credits, net	(23)	41
Retirement benefits	(8)	(14)
Pension trust contribution	(60)	—
Changes in current assets and liabilities-
Receivables	(22)	(32)
Prepayments and other current assets	(48)	(38)
Accounts payable	2	(18)
Accrued taxes	(7)	—
Accrued interest	—	(3)
Accrued compensation and benefits	2	(5)
Cash collateral, net	(1)	3
Other	15	(3)
Net cash provided from operating activities	—	67

CASH FLOWS FROM FINANCING ACTIVITIES:
New Financing-
Short-term borrowings, net	174	76
Repayments-
Long-term debt	(19)	(18)
Net cash provided from financing activities	155	58

CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions	(138)	(113)
Sales of investment securities held in trusts	154	181
Purchases of investment securities held in trusts	(163)	(189)
Asset removal costs	(8)	(3)
Net cash used for investing activities	(155)	(124)

Net change in cash and cash equivalents	—	1
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$—	$1

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

JCP&L is a wholly owned, electric utility subsidiary of FE. JCP&L conducts business in New Jersey by providing regulated electric transmission and distribution services in northern, western and east central New Jersey. JCP&L procures electric supply to serve its BGS customers through a statewide auction process approved by the NJBPU. JCP&L is subject to regulation by the NJBPU and the FERC.

JCP&L follows GAAP and complies with the regulations, orders, policies and practices prescribed by the NJBPU and the FERC. The preparation of financial statements in conformity with GAAP requires management to make periodic estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates. The reported results of operations are not indicative of results of operations for any future period. JCP&L has evaluated events and transactions for potential recognition or disclosure through August 11, 2015, the issuance date of the financial statements.
NEW ACCOUNTING PRONOUNCEMENTS

In February 2015, the FASB issued, Consolidations: Amendments to the Consolidation Analysis, which amends current consolidation guidance including changes to both the variable and voting interest models used by companies to evaluate whether an entity should be consolidated. This standard is effective for interim and annual periods beginning after December 15, 2015, and early adoption is permitted. A reporting entity must apply the amendments using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the period of adoption or apply the amendments retrospectively. JCP&L is currently evaluating the impact on its financial statements of adopting this standard.

In April 2015, the FASB issued, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented on the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Upon adoption, an entity must apply the new guidance retrospectively to all prior periods presented in the financial statements. JCP&L does not expect this amendment to have a material effect on its financial statements.

2. ACCUMULATED OTHER COMPREHENSIVE INCOME

The changes in AOCI, net of tax, for the three and six months ended June 30, 2015 and 2014 for JCP&L are shown in the following tables:

	Gains & Losses on Cash Flow Hedges	Defined Benefit Pension & OPEB Plans	Total
	(In millions)
AOCI Balance, April 1, 2015	$(1)	$4	$3

Amounts reclassified from AOCI	—	(3)	(3)
Income tax benefits on other comprehensive loss	—	(1)	(1)
Net other comprehensive loss	—	(2)	(2)

AOCI Balance, June 30, 2015	(1)	2	1

AOCI Balance, April 1, 2014	(1)	13	12

Amounts reclassified from AOCI	—	(4)	(4)
Income tax benefits on other comprehensive loss	—	(1)	(1)
Net other comprehensive loss	—	(3)	(3)

AOCI Balance, June 30, 2014	$(1)	$10	$9

	Gains & Losses on Cash Flow Hedges	Defined Benefit Pension & OPEB Plans	Total
	(In millions)
AOCI Balance, December 31, 2014	$(1)	$5	$4

Amounts reclassified from AOCI	—	(5)	(5)
Income tax benefits on other comprehensive loss	—	(2)	(2)
Net other comprehensive loss	—	(3)	(3)

AOCI Balance, June 30, 2015	(1)	2	1

AOCI Balance, December 31, 2013	(1)	16	15

Amounts reclassified from AOCI	—	(9)	(9)
Income tax benefits on other comprehensive loss	—	(3)	(3)
Net other comprehensive loss	—	(6)	(6)

AOCI Balance, June 30, 2014	$(1)	$10	$9

The following amounts were reclassified from AOCI for the three and six months ended June 30, 2015 and 2014 for JCP&L are shown in the following table:

	Three months ended June 30,		Six months ended June 30,		Affected Line Item in the Statement of Net Income
Reclassifications out of AOCI (2)	2015	2014	2015	2014
	(in millions)

Defined Benefit Pension and OPEB Plans
Prior-service costs	$(3)	$(4)	$(5)	$(9)	(1)
	1	1	2	3	Income taxes
	$(2)	$(3)	$(3)	$(6)	Net of tax

(1) These AOCI components are included in the computation of net periodic pension cost. See Note 3, Pension and Other Postemployment Benefits for additional details.
(2) Parenthesis represent credits to the Consolidated Statements of Income from AOCI.

3. PENSION AND OTHER POSTEMPLOYMENT BENEFITS

In March 2015, FirstEnergy contributed $60 million to its qualified pension plan for JCP&L. JCP&L's net periodic pension and OPEB costs (credits) (including amounts capitalized) were as follows:

	Three Months Ended June 30		Six Months Ended June 30
(In millions)	2015	2014	2015	2014
Pensions	$1	$—	$2	$—
OPEB	$(1)	$(3)	$(3)	$(7)

The net periodic pension and OPEB credits (net of amounts capitalized) recognized in earnings by JCP&L were as follows:

	Three Months Ended June 30		Six Months Ended June 30
(In millions)	2015	2014	2015	2014
Pensions	$—	$—	$—	$—
OPEB	$—	$(2)	$—	$(3)

4. TAXES

JCP&L's interim effective tax rates reflect the estimated annual effective tax rates for 2015 and 2014. These tax rates are affected by estimated annual permanent items, such as AFUDC equity and other flow-through items, as well as discrete items that may occur in any given period, but are not consistent from period to period.

JCP&L’s effective tax rate for the three and six months ended June 30, 2015 and 2014 was 39.4% and 40.0%, respectively.

In January 2015, the IRS completed its examination of the 2013 federal income tax return and issued a Revenue Agent Report. For tax year 2013 there was no material impact to FirstEnergy's effective tax rate associated with this examination. Tax years 2014 and 2015 are currently under review by the IRS.
5. VARIABLE INTEREST ENTITIES

JCP&L performs qualitative analyses to determine whether a variable interest gives JCP&L a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. JCP&L consolidates a VIE when it is determined that it is the primary beneficiary.

VIEs included in JCP&L’s consolidated financial statements are the wholly owned limited liability companies of JCP&L created to sell transition bonds to securitize the recovery of JCP&L’s bondable stranded costs.

In June 2002, JCP&L Transition Funding sold transition bonds to securitize the recovery of JCP&L’s bondable stranded costs associated with the previously divested Oyster Creek Nuclear Generating Station. In August 2006, JCP&L Transition Funding II sold transition bonds to securitize the recovery of deferred costs associated with JCP&L’s supply of BGS. JCP&L did not purchase and does not own any of the transition bonds, which are included as long-term debt on FirstEnergy’s and JCP&L’s Consolidated Balance Sheets. The transition bonds are the sole obligations of JCP&L Transition Funding and JCP&L Transition Funding II and are collateralized by each company’s equity and assets, which consist primarily of bondable transition property. As of June 30, 2015 and December 31, 2014, $150 million and $168 million of the transition bonds were outstanding, respectively.

JCP&L evaluated its power purchase agreements and determined that its contract with a NUG entity may be a VIE since the NUG entity owns a plant that sells substantially all of its output to JCP&L and the contract price for power may be correlated with the plant's variable costs of production. The agreement was entered into pursuant to the PURPA. JCP&L was not involved in the creation of this entity. JCP&L has requested but has been unable to obtain information necessary to determine whether the NUG is a VIE and whether JCP&L is the primary beneficiary because the NUG has determined that such information is proprietary.

Because JCP&L has no equity or debt interests in the NUG entity, its maximum exposure to loss relates primarily to the above-market costs incurred for power. JCP&L expects any above-market costs incurred to be recovered from customers. Purchased power costs related to the contract were $17 million and $46 million during the three and six months ended June 30, 2014, respectively. There were no purchased power costs associated with the contract during the three and six months ended June 30, 2015 as the contact has expired.

6. FAIR VALUE MEASUREMENTS

RECURRING FAIR VALUE MEASUREMENTS

Authoritative accounting guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy gives the highest priority to Level 1 measurements and the lowest priority to Level 3 measurements. The three levels of the fair value hierarchy and a description of the valuation techniques for Level 2 and Level 3 are as follows:

Level 1    - Quoted prices for identical instruments in active markets

Level 2     - Quoted prices for similar instruments in active markets

- Quoted prices for identical or similar instruments in markets that are not active
- Model-derived valuations for which all significant inputs are observable market data

Models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures.

Level 3    - Valuation inputs are unobservable and significant to the fair value measurement

FirstEnergy produces a long-term power and capacity price forecast annually with periodic updates as market conditions change. When underlying prices are not observable, prices from the long-term price forecast, which has been reviewed and approved by FirstEnergy's Risk Policy Committee (see Note 7, Derivative Instruments), are used to measure fair value. A more detailed description of JCP&L's valuation process for NUG's follows.

NUG contracts represent purchased power agreements with third-party non-utility generators that are transacted to satisfy certain obligations under PURPA. NUG contract carrying values are recorded at fair value and adjusted periodically using a mark-to-model methodology, which approximates market. The primary unobservable inputs into the model are regional power prices and generation MWHs. Pricing for the NUG contracts is a combination of market prices for the current year and next three years based on observable data and internal models using historical trends and market data for the remaining years under contract. The internal models use forecasted energy purchase prices as an input when prices are not defined by the contract. Forecasted market prices are based on ICE quotes and management assumptions. Generation MWH reflects data provided by contractual arrangements and historical trends. The model calculates the fair value by multiplying the prices by the generation MWH. Generally, significant increases or decreases in inputs in isolation could result in a higher or lower fair value measurement.

JCP&L primarily applies the market approach for recurring fair value measurements using the best information available. Accordingly, JCP&L maximizes the use of observable inputs and minimizes the use of unobservable inputs. There were no changes in valuation methodologies used as of June 30, 2015 from those used as of December 31, 2014. The determination of the fair value measures takes into consideration various factors, including but not limited to, nonperformance risk, counterparty credit risk and the impact of credit enhancements (such as cash deposits, letters of credit and priority interests). The impact of these forms of risk was not significant to the fair value measurements.

Transfers between levels are recognized at the end of the reporting period. There were no transfers between levels during the six months ended June 30, 2015. The following tables set forth the recurring assets and liabilities that are accounted for at fair value by level within the fair value hierarchy:

Recurring Fair Value Measurements	June 30, 2015				December 31, 2014
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets	(In millions)
Corporate debt securities	$—	$136	$—	$136	$—	$129	$—	$129
Derivative assets - NUG contracts(1)	—	—	1	1	—	—	1	1
Equity securities(2)	60	—	—	60	63	—	—	63
Foreign government debt securities	—	4	—	4	—	5	—	5
U.S. government debt securities	—	6	—	6	—	8	—	8
U.S. state debt securities	—	238	—	238	—	233	—	233
Other(3)	—	6	—	6	—	13	—	13
Total assets	60	390	1	451	63	388	1	452

Liabilities
Derivative liabilities - NUG contracts(1)	—	—	(8)	(8)	—	—	(17)	(17)
Total liabilities	—	—	(8)	(8)	—	—	(17)	(17)

Net assets (liabilities)(4)	$60	$390	$(7)	$443	$63	$388	$(16)	$435

(1)	NUG contracts are subject to regulatory accounting and do not impact earnings.

(2)	NDT funds hold equity portfolios whose performance is benchmarked against the Alerian MLP Index.

(3)	Primarily consists of short-term cash investments.

(4)	Excludes $(1) million as of June 30, 2015, of receivables, payables, taxes and accrued income associated with financial instruments reflected within the fair value table.

Rollforward of Level 3 Measurements

The following table provides a reconciliation of changes in the fair value of NUGs held by JCP&L and classified as Level 3 in the fair value hierarchy for the periods ended June 30, 2015 and December 31, 2014:

	NUG Contracts(1)
	Derivative Assets	Derivative Liabilities	Net
	(in millions)
January 1, 2014 Balance	$1	$(64)	$(63)
Unrealized gain	8	11	19
Settlements	(8)	36	28
December 31, 2014 Balance	1	(17)	(16)
Unrealized loss	—	(1)	(1)
Settlements	—	10	10
June 30, 2015 Balance	$1	$(8)	$(7)

(1)	Changes in the fair value of NUG contracts are subject to regulatory accounting and do not impact earnings.

Level 3 Quantitative Information

The following table provides quantitative information for NUG contracts held by JCP&L that are classified as Level 3 in the fair value hierarchy for the period ended June 30, 2015:

	Fair Value, Net (In millions)	Valuation Technique	Significant Input	Range	Weighted Average	Units
NUG Contracts	$(7)	Model	Generation Regional electricity prices	64,000 to 145,000 $44.90 to $69.70	35,000 $57.30	MWH Dollars/MWH

INVESTMENTS

All temporary cash investments purchased with an initial maturity of three months or less are reported as cash equivalents on the Consolidated Balance Sheets at cost, which approximates their fair market value. Investments other than cash and cash equivalents include AFS securities.

At the end of each reporting period, JCP&L evaluates its investments for OTTI. Investments classified as AFS securities are evaluated to determine whether a decline in fair value below the cost basis is other than temporary. JCP&L first considers its intent and ability to hold an equity security until recovery and then considers, among other factors, the duration and the extent to which the security's fair value has been less than its cost and the near-term financial prospects of the security issuer when evaluating an investment for impairment. For debt securities, JCP&L considers its intent to hold the securities, the likelihood that it will be required to sell the securities before recovery of its cost basis and the likelihood of recovery of the securities' entire amortized cost basis. If the decline in fair value is determined to be other than temporary, the cost basis of the securities is written down to fair value.

Generally, unrealized gains and losses on AFS securities are recognized in AOCI. However, the NDTs and nuclear fuel disposal trusts are subject to regulatory accounting. Therefore, net unrealized gains and losses are recorded as regulatory assets or liabilities because the difference between investments held in the trusts and the decommissioning liabilities is expected to be recovered from or refunded to customers.

The investment policy for the NDT funds restricts or limits the trusts' ability to hold certain types of assets including private or direct placements, warrants, securities of FirstEnergy, investments in companies owning nuclear power plants, financial derivatives, securities convertible into common stock and securities of the trust funds' custodian or managers and their parents or subsidiaries.

AFS Securities

JCP&L holds debt and equity securities within its NDT and nuclear fuel disposal trusts. These trust investments are considered AFS securities and recognized at fair market value. JCP&L has no securities held for trading purposes.

The following table summarizes the amortized cost basis, unrealized gains (there were no unrealized losses) and fair values of investments held in NDT and nuclear fuel disposal trusts as of June 30, 2015 and December 31, 2014:

	June 30, 2015(1)			December 31, 2014(1)
	Cost Basis	Unrealized Gains	Fair Value	Cost Basis	Unrealized Gains	Fair Value
	(In millions)
Debt securities	$380	$4	$384	$367	$5	$372
Equity securities	57	3	60	56	7	63

(1)	Excludes short-term cash investments of $5 million and $16 million as of June 30, 2015 and December 31, 2014, respectively.

Proceeds from the sale of investments in AFS securities, realized gains and losses on those sales and interest and dividend income for the three and six months ended June 30, 2015 and 2014 were as follows:

Three Months Ended	Sale Proceeds	Realized Gains	Realized Losses	Interest and Dividend Income
	(In millions)
June 30, 2015	$94	$2	$(4)	$4
June 30, 2014	99	2	(1)	4

Six Months Ended	Sale Proceeds	Realized Gains	Realized Losses	Interest and Dividend Income
	(In millions)
June 30, 2015	$154	$7	$(9)	$9
June 30, 2014	181	5	(5)	8

LONG-TERM DEBT

The following table provides the approximate fair value and related carrying amounts of long-term debt, excluding capital lease obligations and net unamortized premiums and discounts as of June 30, 2015 and December 31, 2014.

	June 30, 2015		December 31, 2014
(In millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Long-term debt	$2,150	$2,331	$2,169	$2,394

The fair values of long-term debt reflect the present value of the cash outflows relating to those securities based on the current call price, the yield to maturity or the yield to call, as deemed appropriate at the end of each respective period. The yields assumed were based on securities with similar characteristics offered by corporations with credit ratings similar to those of JCP&L. JCP&L classified long-term debt as Level 2 in the fair value hierarchy as of June 30, 2015 and December 31, 2014.

7. DERIVATIVE INSTRUMENTS

JCP&L is exposed to financial risks resulting from fluctuating interest rates and commodity prices, including prices for electricity, natural gas, coal and energy transmission. To manage the volatility relating to these exposures, FirstEnergy’s Risk Policy Committee, comprised of senior management, provides general management oversight for risk management activities throughout FirstEnergy, including JCP&L. The Risk Policy Committee is responsible for promoting the effective design and implementation of sound risk management programs and oversees compliance with corporate risk management policies and established risk management practice.

NUG contracts are reflected on the Consolidated Balance Sheets at fair value and have not been designated in a hedging relationship. NUG contracts represent purchased power agreements with third-party non-utility generators that are transacted to satisfy certain obligations under PURPA. Changes in the fair value of NUG contracts are subject to regulatory accounting treatment and do not impact earnings.

JCP&L records the fair value of derivative instruments on a gross basis. None of the derivative instruments have been designated in a hedging relationship and none of the counterparties to these contracts require collateral to mitigate credit exposure. The portfolio of derivative instruments does not allow for the offsetting of derivative assets and derivative liabilities. The following table summarizes the fair value and classification of derivative instruments on JCP&L’s Consolidated Balance Sheets.

Derivative Assets			Derivative Liabilities
	Fair Value			Fair Value
	June 30, 2015	December 31, 2014		June 30, 2015	December 31, 2014
	(In millions)			(In millions)

Deferred Charges and Other Assets - Other			Noncurrent Liabilities - Power Purchase Contract Liability
NUGs	$1	$1	NUGs	$(8)	$(17)

JCP&L will purchase less than 1 million MWHs of power associated with its NUG contracts in future periods.

8. REGULATORY MATTERS

NEW JERSEY

JCP&L currently provides BGS for retail customers who do not choose a third party EGS and for customers of third party EGSs that fail to provide the contracted service. The supply for BGS is comprised of two components, procured through separate, annually held descending clock auctions, the results of which are approved by the NJBPU. One BGS component reflects hourly real time energy prices and is available for larger commercial and industrial customers. The second BGS component provides a fixed price service and is intended for smaller commercial and residential customers. All New Jersey EDCs participate in this competitive BGS procurement process and recover BGS costs directly from customers as a charge separate from base rates.

On March 26, 2015, the NJBPU entered final orders which together provide an overall reduction in JCP&L's annual revenues of approximately $34 million, or 1.54%, effective April 1, 2015. Under the final order, JCP&L’s approved capital structure is 50% debt/50% equity, JCP&L’s approved return on equity is 9.75% and JCP&L’s approved rate base is approximately $2.1 billion. The final order in JCP&L's base rate case proceeding filed in November 2012 directed an annual base rate revenue reduction of approximately $115 million, including recovery of 2011 storm costs and the application of the NJBPU's modified CTA policy approved in the generic CTA proceeding referred to below. The NJBPU has utilized a CTA policy in base rate cases for over twenty years as a mechanism to allocate any savings accruing to a parent company as a result of including a regulated utility subsidiary in its consolidated federal tax return among the company and ratepayers. Additionally, the final order in the generic proceeding established to review JCP&L's major storm events of 2011 and 2012 approved the recovery of 2012 storm costs of $580 million resulting in an increase in annual revenues of approximately $81 million. JCP&L is required to file another base rate case no later than April 1, 2017.

As part of the base rate case proceeding, the NJBPU also directed that certain studies be completed, including a study related to reliability. On July 22, 2015, the NJBPU approved the NJBPU staff's recommendation to implement such study, which will include operational and financial components and is expected to take approximately one year to complete.

In an Order issued October 22, 2014, in a generic proceeding to review its policies with respect to the use of a CTA in base rate cases (Generic CTA proceeding), the NJBPU stated that it would continue to apply its current CTA policy in base rate cases, subject to incorporating the following modifications: 1) calculating savings using a 5 year look back from the beginning of the test year; 2) allocating savings with 75% retained by the company and 25% allocated to rate payers; and 3) excluding transmission assets of electric distribution companies in the savings calculation. On November 5, 2014, the Division of Rate Counsel appealed the NJBPU Order regarding the Generic CTA proceeding to the New Jersey Superior Court and JCP&L has filed to participate as a respondent in that proceeding, which remains pending.

On June 19, 2015, JCP&L, along with PN, ME, FET and MAIT made filings with FERC, the NJBPU, and the PPUC requesting authorization for JCP&L, PN and ME to contribute their transmission assets to MAIT, a new transmission-only subsidiary of FET. See Transfer of Transmission Assets to MAIT in FERC Matters below for further discussion of this transaction.

FEDERAL REGULATION

With respect to their wholesale services and rates, the Utilities, including JCP&L, are subject to regulation by FERC. Under the FPA, FERC regulates rates for interstate wholesale sales, transmission of electric power, accounting and other matters. FERC regulations require JCP&L to provide open access transmission service at FERC-approved rates, terms and conditions. JCP&L's transmission facilities are subject to functional control by PJM and transmission service using JCP&L's transmission facilities is provided by PJM under the PJM Tariff. See FERC Matters below.

FERC regulates the sale of power for resale in interstate commerce in part by granting authority to public utilities to sell wholesale power at market-based rates upon showing that the seller cannot exert market power in generation or transmission or erect barriers to entry into markets. The Utilities, including JCP&L, each have been authorized by FERC to sell wholesale power in interstate commerce and have a market-based rate tariff on file with FERC; although major wholesale purchases remain subject to regulation by the relevant state commissions. As a condition to selling electricity on a wholesale basis at market-based rates, the Utilities, including JCP&L, like other entities granted market-based rate authority, must file electronic quarterly reports with FERC listing their sales transactions for the prior quarter.

Reliability Matters

Federally-enforceable mandatory reliability standards apply to the bulk electric system and impose certain operating, record-keeping and reporting requirements on JCP&L. NERC is the ERO designated by FERC to establish and enforce these reliability standards, although NERC has delegated day-to-day implementation and enforcement of these reliability standards to eight regional entities, including RFC. All of FirstEnergy's facilities, including those of JCP&L, are located within the RFC region. FirstEnergy actively participates in the NERC and RFC stakeholder processes, and otherwise monitors and manages its companies in response to the ongoing development, implementation and enforcement of the reliability standards implemented and enforced by RFC.

FirstEnergy believes that it is in compliance with all currently-effective and enforceable reliability standards. Nevertheless, in the course of operating its extensive electric utility systems and facilities, FirstEnergy occasionally learns of isolated facts or circumstances that could be interpreted as excursions from the reliability standards. If and when such occurrences are found, FirstEnergy develops information about the occurrence and develops a remedial response to the specific circumstances, including in appropriate cases “self-reporting” an occurrence to RFC. Moreover, it is clear that NERC, RFC and FERC will continue to refine existing reliability standards as well as to develop and adopt new reliability standards. Any inability on FirstEnergy's part to comply with the reliability standards for its bulk electric system could result in the imposition of financial penalties that could have a material adverse effect on JCP&L's financial condition, results of operations and cash flows.

FERC MATTERS

PJM Transmission Rates

PJM and its stakeholders have been debating the proper method to allocate costs for new transmission facilities. While FirstEnergy and other parties advocate for a traditional "beneficiary pays" (or usage based) approach, others advocate for “socializing” the costs on a load-ratio share basis, where each customer in the zone would pay based on its total usage of energy within PJM. This question has been the subject of extensive litigation before FERC and the appellate courts, including most recently before the Seventh Circuit. On June 25, 2014, a divided three-judge panel of the Seventh Circuit ruled that FERC had not quantified the benefits that western PJM utilities would derive from certain new 500 kV or higher lines and thus had not adequately supported its decision to socialize the costs of these lines. The majority found that eastern PJM utilities are the primary beneficiaries of the lines, while western PJM utilities are only incidental beneficiaries, and that, while incidental beneficiaries should pay some share of the costs of the lines, that share should be proportionate to the benefit they derive from the lines, and not on load-ratio share in PJM as a whole. The court remanded the case to FERC, which issued an order setting the issue of cost allocation for hearing and settlement proceedings. Settlement discussions under a FERC-appointed settlement judge are ongoing.

The PJM transmission owners, including JCP&L, submitted filings to FERC setting forth the cost allocation method for projects that cross the borders between the PJM Region and: (1) the NYISO region; (2) the MISO region; and (3) the FERC-jurisdictional members of the SERTP region. These filings propose to allocate the costs of these interregional transmission projects based on the costs of projects that otherwise would have been constructed separately in each region, or, in the case of MISO, indicate that the cost allocation provisions for interregional transmission projects provided in the Joint Operating Agreement between PJM and MISO comply with the requirements of Order No. 1000. As of May 14, 2015, FERC has accepted the PJM/NYISO, PJM/MISO and PJM/SERTP filings, subject to further compliance requirements. FERC’s acceptance of the PJM/SERTP filing is also subject to refund and the SERTP region participants’ related Order No. 1000 interregional compliance proceedings.

In a series of orders in certain Order No. 1000 dockets, FERC asserted that the PJM transmission owners do not hold an incumbent “right of first refusal” to construct, own and operate transmission projects within their respective footprints that are approved as part of PJM’s RTEP process. JCP&L and other PJM transmission owners have appealed these rulings, and the question of whether JCP&L and the PJM transmission owners have a "right of first refusal" is now pending before the U.S. Court of Appeals for the D.C. Circuit in an appeal of FERC's order approving PJM's Order No.1000 compliance filing.

The outcome of the remaining pending proceedings and their impact, if any, on JCP&L cannot be predicted at this time.

Transfer of Transmission Assets to MAIT

On June 10, 2015, MAIT, a Delaware limited liability company, was formed as a new transmission-only subsidiary of FET for the purposes of owning and operating all FERC-jurisdictional transmission assets of JCP&L, ME and PN following the receipt of all necessary state and federal regulatory approvals. On June 19, 2015, JCP&L, PN, ME, FET, and MAIT made filings with FERC, the NJBPU, and the PPUC requesting authorization for JCP&L, PN and ME to contribute their transmission assets to MAIT. Additionally, the filings requested approval from the NJBPU and PPUC, as applicable: of (i) a lease of real property and rights associated with the utilities' transmission assets to MAIT; (ii) a Mutual Assistance Agreement; (iii) that MAIT be deemed a public utility; (iv) MAIT's participation in FE's regulated companies' money pool; and (v) approval of certain affiliated interest agreements. If approved, JCPL, ME, and PN will contribute their transmission assets at net book value and an allocated portion of goodwill in a tax-free exchange to MAIT, which will operate similar to FET's two existing stand-alone transmission subsidiaries, ATSI and TrAIL. MAIT's transmission facilities will remain under the functional control of PJM, and PJM will provide transmission service using these facilities under the PJM Tariff. FERC approval is expected within six months with final decisions expected from the NJBPU and PPUC by mid-2016. Following FERC approval of the transfer, MAIT expects to file a Section 204 application with FERC, and other necessary filings with the PPUC and the NJBPU, seeking authorization to issue equity to FET, JCP&L, PN and ME for their respective asset contributions, and to issue debt. MAIT will also make a Section 205 formula rate application with FERC to establish its transmission rate.

9. COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL MATTERS

Various federal, state and local authorities regulate JCP&L with regard to air and water quality and other environmental matters. Compliance with environmental regulations could have a material adverse effect on JCP&L's earnings and competitive position to the extent that JCP&L competes with companies that are not subject to such regulations and, therefore, do not bear the risk of costs associated with compliance, or failure to comply, with such regulations.

CAA Compliance

In January 2009, the EPA issued an NOV to GenOn Energy, Inc. alleging NSR violations at the Keystone, Portland and Shawville coal-fired plants based on “modifications” dating back to the mid-1980's. JCP&L, as the former owner of 16.67% of the Keystone Station is unable to predict the outcome of this matter or estimate the possible loss or range of loss.

Regulation of Waste Disposal

FirstEnergy and certain of its subsidiaries, including JCP&L, have been named as potentially responsible parties at waste disposal sites, which may require cleanup under the CERCLA. Allegations of disposal of hazardous substances at historical sites and the liability involved are often unsubstantiated and subject to dispute; however, federal law provides that all potentially responsible parties for a particular site may be liable on a joint and several basis. Environmental liabilities that are considered probable have been recognized on the Consolidated Balance Sheets as of June 30, 2015 based on estimates of the total costs of cleanup, FE's and its subsidiaries' proportionate responsibility for such costs and the financial ability of other unaffiliated entities to pay. Total liabilities of approximately $93 million have been accrued by JCP&L through June 30, 2015. Included in the total are accrued liabilities for environmental remediation of former manufactured gas plants and gas holder facilities in New Jersey, which are being recovered by JCP&L through a non-bypassable SBC. FirstEnergy or its subsidiaries could be found potentially responsible for additional amounts or additional sites, but the possible losses or range of losses cannot be determined or reasonably estimated at this time.

OTHER LEGAL PROCEEDINGS

Other Legal Matters

There are various lawsuits, claims (including claims for asbestos exposure) and proceedings related to JCP&L's normal business operations pending against JCP&L and its subsidiaries. The loss or range of loss in these matters is not expected to be material to JCP&L or its subsidiaries. The other potentially material items not otherwise discussed above are described under Note 8, Regulatory Matters of the Notes to Consolidated Financial Statements.

JCP&L accrues legal liabilities only when it concludes that it is probable that it has an obligation for such costs and can reasonably estimate the amount of such costs. In cases where JCP&L determines that it is not probable, but reasonably possible that it has a material obligation, it discloses such obligations and the possible loss or range of loss if such estimate can be made. If it were ultimately determined that JCP&L or its subsidiaries have legal liability or are otherwise made subject to liability based on any of the matters referenced above, it could have a material adverse effect on JCP&L's or its subsidiaries' financial condition, results of operations and cash flows.